Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended from time to time, this “Agreement”) is dated as of [            ], 2018, and is between Gates Industrial Corporation plc, a public limited company organized under the laws of England and Wales (the “Company”), and the Blackstone Parties (as defined below).

ARTICLE I

DEFINITIONS

In this Agreement:

“Blackstone Parties” means, collectively (i) Blackstone Capital Partners (Cayman) VI L.P., an exempted limited partnership organized under the laws of the Cayman Islands, (ii) Blackstone GTS Co-Invest L.P., an exempted limited partnership organized under the laws of the Cayman Islands, (iii) BTO Omaha Holdings L.P., an exempted limited partnership organized under the laws of the Cayman Islands, (iv) Blackstone Family Investment Partnership (Cayman) VI – ESC L.P., an exempted limited partnership organized under the laws of the Cayman Islands, and (v) each transferee to whom such Blackstone Party transfers shares and related rights under this Agreement in accordance with Section 6.1 and their affiliated private equity funds, co-invest and side-by-side entities, and other affiliated investment vehicles that hold shares, as defined below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“IPO” means the firm commitment underwritten registered public offering of the Company’s shares in connection with which the shares first becomes listed on the NYSE or The NASDAQ Stock Market.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders” means collectively, the Blackstone Parties, and individually, a “Shareholder”. References to a Shareholder include all of its affiliated private equity funds, co-invest and side-by-side entities, and other affiliated investment vehicles that hold shares. References to Shareholders also include each transferee to whom such Shareholder transfers shares and related rights under this Agreement in accordance with Section 6.1.

“shares” means the ordinary shares, par value $0.01 per share, of the Company. Shares held by or on behalf of a Shareholder which are not subject to a Securities Act restrictive legend, which shares may be resold freely without registration under the Securities Act and without limitation on volume or manner of sale, will not be considered shares for purposes of the demand and piggyback provisions of this Agreement, provided that, notwithstanding the absence of any such legend, shares held by any Shareholder that, together with its affiliates, is required to file or to be named in a report on Schedule 13D or 13G under the Exchange Act shall continue to be treated as shares for purposes of this Agreement.

“WKSI” means a well-known seasoned issuer, as defined in the SEC’s Rule 405.

ARTICLE II

DEMAND AND PIGGYBACK RIGHTS

2.1 Right to Demand a Non-Shelf Registered Offering. Upon the demand of one or more of the Blackstone Parties made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a non-shelf registered offering and sale of the shares requested by the demanding Blackstone Parties to be included in such offering, together with any piggyback shares, as described below. Any demanded non-shelf registered offering may, at the Company’s option, include shares to be sold by the Company for its own account and will also include shares to be sold by Shareholders that exercise their related piggyback rights in accordance with this Agreement.

2.2 Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of shares covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Shareholders may, in accordance with this Agreement, exercise piggyback rights to have included in such offering shares held by them.

2.3 Right to Demand and be Included in a Shelf Registration. Upon the demand of the Blackstone Parties made at any time and from time to time when the Company is eligible to sell shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415, the Company will facilitate in the manner described in this Agreement a shelf registration of shares held by the Blackstone Parties. Any shelf registration filed by the Company covering shares (whether pursuant to a Blackstone Party demand or at the initiative of the Company) will cover shares held by each of the Shareholders up to the highest common percentage of their original respective holdings as may be agreed upon by the demanding Blackstone Parties. If at the time of such request the Company is a WKSI, such shelf registration would, at the request of a majority of the Blackstone Parties, cover an unspecified number of shares to be sold by the Company and its Shareholders.

2.4 Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more of the Blackstone Parties made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” off of an effective shelf registration statement of shares held by them that are registered on such shelf. In connection with any shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of the Company) in connection with which a lockup will be imposed, the Shareholders may exercise piggyback rights to have included in such takedown shares held by them that are registered on such shelf.

2.5 Right to Reload a Shelf. Upon the written request of the Blackstone Parties, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf in order to register up to the number of shares previously taken down off of such shelf by the Blackstone Parties and not yet “reloaded” onto such shelf (or such higher number as may be agreed by the Blackstone Parties). The Shareholders and the Company will consult and coordinate with each other in order to accomplish such replenishments on behalf of all Shareholders from time to time in a sensible manner.

2.6 Limitations on Demand and Piggyback Rights.

(a) Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to any applicable lockup restrictions, and such demand must be deferred until such lockup restrictions expire, are waived or otherwise no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Shareholders will not have piggyback rights with respect to registered primary offerings by the Company (i) of shares covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales or any registration statement filed solely to cover issuances pursuant to a dividend reinvestment plan, (ii) where the shares are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than shares, even if such securities are convertible into or exchangeable or exercisable for shares that are registered as part of such offering.

(b) The Company may defer the filing of a demanded registration statement or the facilitation of a registered offering or demanded shelf takedown, in any such case for a reasonable “blackout period” that shall not exceed the applicable limits specified below if the board of directors of the Company determines that such registration, offering or takedown could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information otherwise is or becomes public knowledge.

ARTICLE III

PROCEDURES REGARDING DEMANDS AND PIGGYBACKS

3.1 Notifications Regarding Demands and Piggyback Opportunities. In order for the Blackstone Parties to exercise their right to demand that a registration statement be filed or that an underwritten takedown occur, they must so notify the Company indicating the number of shares sought to be registered or taken down and the proposed plan of distribution. The Company will keep the Shareholders contemporaneously apprised of all pertinent aspects of its pursuit of any registration or underwritten shelf takedown of shares, as the case may be (whether pursuant to a Blackstone Party demand or otherwise), including the anticipated timing of the filing of a registration statement or amendment and the finalization of related preliminary and final prospectuses and the timing of pricing, in order that the Shareholders have a reasonable opportunity to exercise their piggyback rights in accordance with this Agreement. Without derogating from the Company’s obligation to keep Shareholders contemporaneously apprised, as described above, having such a “reasonable opportunity” means that Shareholders must be notified of a piggyback opportunity no later than three full trading days prior to the applicable piggyback deadline referred to in Section 3.2. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions and notifications.

3.2 Notifications Regarding Exercise of Piggyback Rights. Any Shareholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement or underwritten shelf takedown must notify the Company and the other Shareholders of the number of shares it seeks to have included in such registration statement or takedown, as the case may be. Such notice must be given as soon as practicable, but in no event later than 4:30 pm, New York City time, on the second trading day (in the case of a non-shelf offering) or on the trading day (in the case of an underwritten shelf takedown) prior to, (i) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these notifications.

3.3 Plan of Distribution, Underwriters, Advisors and Counsel. If a majority of the shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, Shareholders holding a majority of the shares requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters and any provider of capital markets advisory services, which may include affiliates of the Shareholders, and such majority will also be entitled to select counsel for the selling Shareholders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Shareholders.

3.4 Cutbacks. If the managing underwriters advise the Company and the selling Shareholders that, in their opinion, the number of shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the shares being offered, such offering will include only the number of shares that the underwriters advise can be sold in such offering without such adverse effect. The selling Shareholders and the Company, to the extent it is selling shares in the offering, will be subject to cutback pro rata based on the respective number of shares initially requested by them to be included in such offering, without regard to who initiated or otherwise made the demand for such offering. Except as contemplated by Section 6.1(c), other selling Shareholders (other than transferees to whom a Shareholder has assigned its rights under this Agreement) will be included in an underwritten offering as to which such a cutback has been applied only with the consent of Shareholders holding a majority of the shares being sold in such offering.

3.5 Withdrawals. Even if shares held by a Shareholder have been part of a registered underwritten offering, such Shareholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the shares being offered for its account.

3.6 Lockups. In connection with any underwritten offering of shares, the Company and each Shareholder will (in the case of Shareholders, with respect to shares respectively held by them) enter into the applicable underwriting agreement so as to be bound by such agreement’s lockup restrictions (which must apply in like manner to all of them) that are agreed to (a) by the Company, if a majority of the shares being sold in such offering are being sold for its account, or (b) by Shareholders holding a majority of the shares being sold in such offering by Shareholders, if a majority of the shares being sold in such offering are being sold by Shareholders, as applicable. Even in the absence of any Shareholder entering into any such underwriting agreement, such Shareholder agrees to be bound by the lockup restrictions set forth therein applicable to other Shareholders. Pending the signing of the applicable underwriting agreement, from the point at which a Shareholder receives notice or otherwise becomes aware that the Company intends to pursue an underwritten registered public offering of shares with respect to which a piggyback opportunity will apply pursuant to this Agreement and until the applicable underwriting agreement is entered into or such offering is abandoned, each Shareholder agrees to be bound by the same restrictions on transfer as were applicable under the underwriting agreement applicable to the Company’s IPO. The lockup restrictions in any such underwriting agreement will be for a customary period specified by the managing underwriters or underwriters not to exceed 90 days following the consummation of any registered public sale of shares by the Company. The Company shall cause its executive officers and directors (and managers, if applicable) and shall use commercially reasonable efforts to cause other holders of shares who beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) any of the shares participating in such offering, to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained in the lockup agreements executed by the Shareholders.

ARTICLE IV

FACILITATING REGISTRATIONS AND OFFERINGS

4.1 General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of shares on behalf of Shareholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.

4.2 Registration Statements. In connection with each registration statement that is demanded by the Blackstone Parties in accordance with this Agreement or as to which piggyback rights apply, the Company will:

(a) (i) prepare and file with the SEC a registration statement covering the applicable shares, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Shareholders and as reasonably necessary in order to permit the offer and sale of the such shares in accordance with the applicable plan of distribution;

(b) (i) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Shareholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes to any such documents prior to or after the filing thereof as the counsel to the Shareholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Shareholders or any underwriter available for discussion of such documents; and

(ii) if requested by the Shareholders, within a reasonable time prior to the filing of any document which is to be incorporated or deemed incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Shareholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Shareholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c) use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered shares, (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) promptly notify each Shareholder, its respective counsel and the sole underwriter or managing underwriter, if any, and, if requested by such Shareholder, confirm such notice in writing, (i) when any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus has been filed, when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a registration statement and the expiration or earlier closing of any over-allotment option under any underwriting, placement or purchase agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) promptly furnish counsel for each underwriter, if any, and for the Shareholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus (for the avoidance of doubt, including, but not limited to, any comment letters received from the SEC or any state securities authority);

(f) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(g) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time; and

(h) provide and cause to be maintained (i) a transfer agent and registrar for all shares covered by a registration statement from and after a date not later than the effective date of such registration statement and (ii) a depositary and a depositary nominee, if applicable, for any depositary receipts representing all shares covered by a registration statement.

4.3 Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by the Blackstone Parties or with respect to which piggyback rights have been exercised, the Company will:

(a) cooperate with the Shareholders selling shares and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the shares to be sold and not bearing any restrictive legends; and enable such shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Shareholders or the sole underwriter or managing underwriter of an underwritten offering, if any, may reasonably request at least five days prior to any sale of such shares;

(b) furnish to each Shareholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Shareholder and underwriter in connection with the offering and sale of the shares covered by the prospectus or the preliminary prospectus;

(c) (i) use all reasonable efforts to register or qualify the shares being offered and sold, no later than the date on which the pricing of the relevant offering is expected to occur, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Shareholder holding shares covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the distribution of the registered shares; (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Shareholder to consummate the disposition in each such jurisdiction of such shares owned by such Shareholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of shares in connection therewith) in any such jurisdiction; and (iv) use all reasonable efforts to cause the shares being offered and sold, no later than the date on which the pricing of the relevant offering is expected to occur, to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of the business of any Shareholder, in which case the Company will cooperate in all reasonable respects with the filing of the applicable registration statement and the granting of such approvals, as may be necessary to enable any Shareholder or the underwriters, if any, to consummate the disposition of such shares;

(d) cause all shares being sold to be qualified for inclusion in or listed on any securities exchange on which shares issued by the Company are then so qualified or listed if so requested by the Shareholders, or if so requested by the underwriter or underwriters of an underwritten offering, if any;

(e) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f) use all reasonable efforts to facilitate the distribution and sale of any shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Shareholders or the lead managing underwriter of an underwritten offering;

(g) in the case of an offering that includes a provider of capital markets advisory services, enter into and perform its obligations under customary agreements (including an advisory services agreement and an indemnification agreement in customary form);

(h) enter into customary agreements (including, in the case of an underwritten offering, one or more underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such shares, and in connection therewith:

1. make such representations and warranties to the selling Shareholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

2. obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the underwriters, if any (and, if so requested, to each selling Shareholder), covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Shareholders and underwriters;

3. obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, if any (and, if so requested and if permissible, to each selling Shareholder), which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort” letters to underwriters in connection with primary underwritten offerings;

4. to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Shareholders providing for, among other things, the appointment of a representative as agent for the selling Shareholders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

5. deliver such documents and certificates as the sole underwriter or managing underwriter, if any, any selling Shareholder, or their respective counsel, shall reasonably request to evidence the continued validity of the representations and warranties made in accordance with Section 4.3(h)(1) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(i) if required by the Company’s transfer agent for the shares (the “Transfer Agent”) and/or The Depository Trust Company (“DTC”), the Company will use reasonable efforts to cause opinions of counsel to be delivered to and maintained with the Transfer Agent and/or DTC, together with any other agreements, authorizations, certificates and directions required by the Transfer Agent and/or DTC which authorize and direct the Transfer Agent to transfer shares without any restrictive legend and which allow DTC to accept such shares for settlement; and

(j) use all reasonable efforts to facilitate the settlement of the shares to be sold pursuant to this Agreement, including through the facilities of DTC and by facilitating the issuance or cancellation of depositary receipts underlying such shares.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

4.4 Due Diligence. In connection with each registration and offering of shares to be sold by Shareholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Shareholders and underwriters and any counsel or accountant retained by such Shareholders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints.

4.5 Information from Shareholders. Each Shareholder that holds shares covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement or prospectus, the ownership of shares by such Shareholder and the proposed distribution by such Shareholder of such shares as the Company may from time to time reasonably request in writing.

4.6 Expenses. All expenses incurred in connection with any registration statement or registered offering or shelf takedown covering shares held by Shareholders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (including the fees and disbursements of outside counsel for selling Shareholders), providers of capital markets advisory services (which may include affiliates of the selling Shareholders) and of the independent certified public accountants, the expense of qualifying such shares under state blue sky laws and any expenses relating to analyst and investor presentations or any “road show” (other than those borne by the underwriters), will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to shares sold for the account of a Shareholder will be borne by such Shareholder.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of shares held by Shareholders, the Company will indemnify and hold harmless Shareholders, their officers, directors and affiliates (and the officers, directors, employees, general and limited partners, Affiliates and controlling persons of any of the foregoing), and each underwriter of such shares and each other person, if any, who controls any Shareholder or such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities, expenses and judgments, joint or several, to which Shareholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such persons, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws or rules of any state or country in which such shares are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement (or in any preliminary or final prospectus included therein) under which such shares were registered under the Securities Act or any amendment or supplement to any of the foregoing, or in any document incorporated by reference therein or related document or report, or any issuer free writing prospectus (including any “road show,” whether or not required to be filed with the SEC), or that arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any Shareholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement or other document, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Shareholder or such underwriters specifically for use in the preparation of the information with respect to such Shareholder or such underwriters required by Items 403 and 507 of Regulation S-K therein. It is agreed that the indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (it being understood that such consent shall not be unreasonably withheld).

5.2 Indemnification by Shareholders. Each Shareholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any person who controls the Company within the meaning of the Securities Act, (i) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, or any amendment or supplement to it, or any issuer free writing prospectus or other document, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Shareholder specifically for use in the preparation of the information with respect to such Shareholder required by Items 403 and 507 of Regulation S-K included in such registration statement or amendment or supplement, and (ii) with respect to compliance by such Shareholder with applicable laws in effecting the sale or other disposition of the shares covered by such registration statement; provided that the liability of each Shareholder pursuant to this Section 5.2 shall not exceed the amount by which the total price at which the shares were offered to the public by such Shareholder exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of an untrue statement or omission.

5.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article V, the indemnified party will, if a resulting claim is to be made or may be made against any indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually and materially prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4 Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no selling Shareholder shall be required to contribute any amount in excess of: (x) the amount by which the total price at which the shares were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission, in the case of an indemnifying party that is not an underwriter, and (y) the amount by which the total underwriting discounts and commissions received by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission, in the case of an indemnifying party that is an underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI

OTHER AGREEMENTS

6.1 Transfer of Rights.

(a) Any Shareholder may transfer all or any of its rights under this Agreement to any transferee of shares held by such Shareholder to the extent such transfer is not in violation of any requirements applicable under any agreement such Shareholder has with the Company. Any such transfer of registration rights will be effective upon receipt by the Company of (i) written notice from such Shareholder stating the name and address of any transferee and identifying the number of shares with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a joinder to this Agreement evidencing such transferee’s agreement to be bound by the terms of this Agreement. Following any such transfer, the Company and the transferring Shareholder will notify the other Shareholders as to who the transferees are and the nature of the rights so transferred.

(b) In the case of an in-kind distribution of shares pursuant to Section 6.4 of this Agreement with an ability to resell shares off of a shelf registration statement, such in-kind transferees will, as transferee Shareholders, be entitled to the rights under this Agreement applicable to the shares so transferred without the requirement to enter into a written agreement pursuant to Section 6.1(a) above. In that regard, however, in-kind transferees that do not enter in such a written agreement will not be given demand or piggyback rights; rather, their means of registered resale will be limited to sales off a shelf with respect to which no special actions are required by the Company or the other Shareholders, and as to which no lockup will arise.

(c) In the event the Company engages in a merger or consolidation in which the shares are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Shareholders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless Shareholders then holding a majority of the shares otherwise agree, use its best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

(d) In addition, in the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Shareholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a registration rights agreement with each such Shareholder that provides each such Shareholder with registration rights vis-á-vis such NewCo that are substantially identical to those set forth in this Agreement.

6.2 Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Shareholder shall have any personal liability in respect of any obligation of such Shareholder under this Agreement.

6.3 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Shareholder, make publicly available such information), and it will take such further action as any Shareholder may reasonably request so as to enable such Shareholder to sell shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Shareholder, the Company will deliver to such Shareholder a written statement as to whether it has complied with such requirements.

6.4 In-Kind Distributions. If any Shareholder seeks to effectuate an in-kind distribution of all or part of its shares to its direct or indirect equityholders, the Company will, subject to applicable lockups, work with such Shareholder, the Company’s transfer agent and any depositary to facilitate such in-kind distribution in the manner reasonably requested by such Shareholder, as well as any resales by such transferees under a shelf registration statement covering such distributed shares.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices, Requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, mail, email, fax or air courier guaranteeing delivery:

(a)	If to the Company, to:

Gates Industrial Corporation plc

1551 Wewatta Street

Denver, Colorado 80202

Attention: General Counsel

Email: Jamey.Seely@gates.com

or to such other person or address as the Company shall furnish to the Shareholders in writing;

(b)	If to the Blackstone Parties, to:

Blackstone Capital Partners (Cayman) VI L.P.

345 Park Avenue

New York, New York 10154

Attention: Neil P. Simpkins

Facsimile: (212) 583-5257

Email: simpkins@blackstone.com

or to such other person or address as the Blackstone Parties shall furnish to the Company and the other Shareholders in writing;

All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven Business Days if mailed internationally); when sent, if by email; when receipt acknowledged, if faxed; and on the business day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.

7.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.4 Consent to Jurisdiction and Service of Process. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

7.5 Amendments. This Agreement may be amended only by an instrument in writing executed by the Company and Shareholders holding a majority of the shares collectively held by them. Any such amendment will apply to all Shareholders equally, without distinguishing between them. This Agreement will terminate as to any Shareholder when it no longer has demand or piggyback rights under this Agreement with respect to shares and the Company has fulfilled all of its obligations with respect to shares previously sold by such Shareholder in one or more registered offerings covered by this Agreement.

7.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the shares granted to one or more Shareholders under any other agreement, and any of such preexisting registration rights are hereby terminated.

7.7 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.8 Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

7.9 Third Party Beneficiaries. Except as specifically provided below, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. In connection with any underwritten offering, upon written notice given to the Company by the holders of a majority of the shares being sold by Shareholders in such offering, the underwriters in such offering will become third-party beneficiaries of Sections 3.6, 5.1, 5.3 and/or 5.4, as may be specified in such notice (but no other section or provision of this Agreement), and in such event such underwriters shall be entitled to enforce their rights under such specified sections, provided, that, in the case of Sections 5.1, 5.3 and 5.4, such underwriters have provided the Company with information of the type referred to in Section 4.5 but as such information relates to underwriters in a registered offering, and such underwriters have provided to the Company and the selling Shareholders an indemnity comparable to that provided by the Shareholders in Section 5.2. Notwithstanding any provision hereof to the contrary, no consent, approval or agreement of any third-party beneficiary will be required to amend, modify or waive any provision of this Agreement.

7.10 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

7.11 No Inconsistent Agreements. From and after the date of this Agreement, the Company shall not enter into any agreement with any person, including any holder or prospective holder of any securities of the Company, giving or granting any registration (or related) rights the terms of which are more favorable than, senior to or conflict with, the registration or other rights granted to the Blackstone Parties hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

GATES INDUSTRIAL CORPORATION PLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

BLACKSTONE CAPITAL PARTNERS (CAYMAN) VI L.P.

By:	Blackstone Management Associates (Cayman) VI L.P., its general partner

By:	BCP VI GP L.L.C., its general partner

By:
Name:
Title:

BLACKSTONE GTS CO-INVEST L.P.

By:	Blackstone Management Associates (Cayman) VI L.P.

By:	BCP VI GP L.L.C., its general partner

By:
Name:
Title:

BTO OMAHA HOLDINGS L.P.

By:	BTO Omaha Manager L.L.C., its general partner

By:
Name:
Title:

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) VI – ESC L.P.

By:	BCP VI GP L.L.C., its general partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]